Exhibit 10.3

SECURITY AGREEMENT

This SECURITY AGREEMENT (“Agreement”), is made effective as of July 25, 2012 (this “Agreement”), by and among Opexa Therapeutics, Inc., a Texas corporation (the “Company”), each of the persons executing a copy of this Agreement, and their respective successors and assigns (each an “Investor” and, collectively, the “Investors”), and Alkek & Williams Ventures, Ltd., a Texas limited partnership, as collateral agent for the Investors (in such capacity, the “Collateral Agent”).

1.           Purpose.  This Agreement is granted by the Company in favor of the Collateral Agent for the benefit of the Investors under (i) that certain Note Purchase Agreement, effective as of the date hereof, by and among the Company and the Investors (the “Purchase Agreement”), and (ii) the convertible secured promissory notes issued to Investors by the Company under the Purchase Agreement (as may be amended, restated, modified or replaced from time to time, the “Notes”).  Under the Purchase Agreement and the Notes, Investors may loan the Company up to the aggregate sum of Eight Million Dollars ($8,000,000).  The Company has agreed to secure all Liabilities (as hereinafter defined) of the Company to Investors in accordance with the terms and conditions of this Agreement.

2.          Defined Terms.  Capitalized terms not defined in this Agreement have the meaning set forth under the Purchase Agreement, and the following terms as well as all uncapitalized terms which are defined in the Texas Uniform Commercial Code (as amended, revised or replaced, the “Texas UCC”) have the meaning set forth therein:  Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Supporting Obligations, and Tangible Chattel Paper.  In addition, the following terms have the meanings specified below:

“Intellectual Property” means, collectively, the Copyright Collateral, the Patent Collateral, the Trademark Collateral, and the Trade Secrets Collateral.

“Copyright Collateral” means all copyrights of the Company, registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of the Company’s rights, titles and interests in and to all copyrights registered in the United States Copyright Office or anywhere else in the world, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit, which are owned or licensed by the Company.

“Patent Collateral” means (a) all inventions and discoveries, whether patentable or not, all letters patent and applications for letters patent throughout the world, and any patent applications in preparation for filing, (b) all reissues, divisions, continuations, continuations in part, extensions, renewals and reexaminations of any of the items described in clause (a), (c) all patent licenses, and other agreements providing the Company with the right to use any items of the type referred to in clauses (a) and (b) above, and (d) all proceeds of, and rights associated with, the foregoing (including licenses, royalties income, payments, claims, damages and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.

“Trademark Collateral” means (a) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired by the Company, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including further registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America, or any State thereof or any other country or political subdivision thereof or otherwise, and all common law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (the subject matter of clause (a) is collectively referred to as the “Trademark”), (b) all trademark licenses for the grant by or to the Company of any right to use any trademark, (c) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable clause (b), (d) the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b), and (e)  all Proceeds of, and rights associated with, the foregoing, including any claim by the Company against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration, or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

“Trade Secrets Collateral” means all common law and statutory trade secrets and all other confidential, proprietary or useful information and all know how obtained by or used in or contemplated at any time for use in the business of the Company, (all of the foregoing being collectively called a “Trade Secret”), including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

“Vehicles” shall mean all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state.

3.          Grant of Security Interest.  The Company hereby grants to Collateral Agent, for the ratable benefit of the Investors, a continuing security interest in and continuing lien on the “Collateral” described in Section 4 below to secure the prompt and complete payment of the Obligations, including all amounts due under the Notes plus all interest, costs, expenses, and reasonable attorneys’ fees, which may be made or incurred by the Collateral Agent and/or Investors in the disbursement, administration, and collection of such amounts, and in the protection, maintenance, and liquidation of the Collateral (collectively, “Liabilities”).  This Agreement shall be and become effective when, and continue in effect, as long as any Liabilities of the Company to Investors are outstanding and unpaid, and except as expressly permitted herein, the Company will not sell, assign, transfer, pledge or otherwise dispose of or encumber any Collateral to any third party while this Agreement is in effect without the prior written consent of the Collateral Agent and Investors holding Notes representing at least two thirds (66-2/3%) of the unpaid principal under all outstanding Notes (the “Required Holders”).

4.           Collateral.  The “Collateral” covered by this Agreement is all of the Company’s right, title and interest in, to and under all assets of the Company, real and personal, tangible and intangible, which it now owns or shall hereafter acquire or create, immediately upon the acquisition or creation thereof, and includes, but is not limited to, the following:

(1) all Accounts;

(2) all Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper);

(3) all Commercial Tort Claims;

(4) all Deposit Accounts other than payroll, withholding tax and other fiduciary Deposit Accounts;

(5) all Documents;

(6) all General Intangibles;

(7) all Goods (including, without limitation, all Inventory, Equipment and Fixtures);

(8) all Instruments;

(9) all Investment Property;

(10) all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing;

(11) all Intellectual Property;

(12) all Supporting Obligations;

(13) all Vehicles;

(14) medical, scientific or research-related assets of every kind or nature, including without limitation, blood samples, databases, research materials, and medical research and data; all books and records pertaining to the Collateral; and

(15) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security, guarantees and other Supporting Obligations given with respect to any of the foregoing.

5.           Purchase Money Liens.  The Company hereby agrees not to acquire any Equipment or Fixtures subject to a purchase money lien unless it obtains the prior written consent of the Required Holders. Any Equipment or Fixtures acquired pursuant to this section and subject to a purchase money lien shall not be a part of the Collateral so long as the liens created hereunder are specifically prohibited by the terms of such purchase money lien; provided that this exclusion shall only apply to the specific Equipment and/or Fixtures acquired with the proceeds of such purchase money lien.

6.           Perfection of Security Interest.  The Company shall execute and deliver to the Collateral Agent, concurrently with the Company’s execution of this Agreement and at any time or times hereafter (and pay the cost of filing or recording same in all public offices deemed necessary by Collateral Agent), all financing statements, assignments, certificates of title, applications for vehicle titles, affidavits, reports, notices, schedules of Accounts, designations of inventory, letters of authority and all other documents that Collateral Agent may reasonably request, in form satisfactory to the Collateral Agent, to perfect and maintain the Collateral Agent’s perfected security interests in the Collateral.  The Company further agrees, from time to time as requested by the Collateral Agent, to execute and deliver to the Collateral Agent any Patent Security Agreements, Trademark Security Agreements or any other documents necessary or advisable to perfect the Collateral Agent’s security interest in any Intellectual Property, and further authorizes Collateral Agent, its agents, attorneys, and representatives, to file such agreements or documents, and amendments thereto, at the Company’s expense, in the office of the appropriate governmental agency.  In addition, the Company irrevocably authorizes Collateral Agent, its agents, attorneys, and representatives, to file financing statements, and amendments thereto, at the Company’s expense, necessary to establish and maintain Collateral Agent’s perfected security interest in the Collateral.  Any such financing statement to be filed may describe the assets and property to be encumbered hereby in a generic description such as “all assets of the debtor,” or words of similar effect.  In order to fully consummate all of the transactions contemplated hereunder, the Company shall make appropriate entries on its books and records disclosing Collateral Agent’s security interests in the Collateral. The Company and the Collateral Agent shall execute and deliver, within thirty (30) days of closing, a Deposit Account Control Agreement in such form as shall be mutually acceptable, pursuant to which the Company will agree to grant the Investors certain control rights relating to certain of the Company’s bank accounts.

7.           Warranties.  The Company warrants and agrees that, except as set forth on SCHEDULE 7, while any of the Liabilities remain unperformed and unpaid:  (a) the Company is the owner of the Collateral free and clear of all liens or security interests and all chattel paper constituting Collateral evidences a perfected security interest in the goods covered by it, free from all other liens and security interests, and no financing statement other than that of Collateral Agent’s is on file covering the Collateral or any of it and if Inventory is represented or covered by documents of title, the Company is the owner of the documents, free of all liens and security interest other than Collateral Agent’s security interest; (b) the Company’s exact legal name is as set forth above; (c) the Company is an organization of the type and organized in the jurisdiction set forth above; (d) the address of the Company’s principal office is as set forth below, while the addresses of the Company’s other places of business where Collateral is now or may in the future be located, and the Company’s business locations shall not be changed without the prior written consent of Collateral Agent, and the Company further warrants that the Collateral, wherever located, is covered by this Agreement; (e) the Collateral will not be used, nor will the Company permit the Collateral to be used, for any unlawful purpose, whatever; (f) the Company shall at all times maintain the Collateral in first class condition and repair; (g) the Company will indemnify and hold Collateral Agent and Investors harmless against claims of any persons or entities not party to this Agreement concerning disputes arising over the Collateral; and (h) the Collateral is or will be located at the following address: 2635 Technology Forest Blvd., The Woodlands, Texas 77381.

8.           Covenants Concerning the Company’s Legal Status.  The Company covenants with the Collateral Agent and Investors as follows: (a) without providing at least thirty (30) days prior written notice to the Collateral Agent, the Company will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one; (b) if the Company does not have an organizational identification number and later obtains one, the Company shall forthwith notify the Collateral Agent of such organizational identification number; and (c) the Company will not change its type of organization, jurisdiction of organization or other legal structure.  The Company agrees that all documents, instruments and agreements demanded by Collateral Agent and/or Investors in response to any of the changes described in this Section shall be prepared, filed and recorded at the Company’s expense prior to the effective date of such change.

9.           Insurance, Taxes, Etc.  The Company shall:  (a) pay all taxes, levies, assessments, judgments and charges of any kind upon or relating to the Collateral, to the Company’s business, and to the Company’s ownership or use of any of its assets, income or gross receipts; (b) at its own expense, keep and maintain all of the Collateral insured against loss or damage by fire, theft, explosion and other risks in such amounts, with such companies, under such policies and in such form as determined by the Company’s Board of Directors which policies shall expressly provide that loss thereunder shall be payable to Collateral Agent, for the ratable benefit of the Investors, as its interest may appear (and Collateral Agent shall have a security interest in the proceeds of such insurance and may apply any such proceeds which may be received by it toward payment of the Liabilities, whether or not due, in such order of application as Collateral Agent may determine); (c) maintain at its own expense public liability and property damage insurance in such amounts with such companies, under such policies and in such form as determined by the Company’s Board of Directors; and, upon Collateral Agent’s request, shall furnish Collateral Agent and/or Investors with such policies and evidence of payment of premiums thereon.  For the avoidance of doubt, the insurance policies maintained pursuant to this section shall be in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.  If the Company at any time hereafter should fail to obtain or maintain any of the policies required above or pay any premium in whole or in part relating thereto, or shall fail to pay any such tax, assessment, levy, or charge or to discharge any such lien or encumbrance, then Collateral Agent and/or Investors, without waiving or releasing any obligation or default of the Company hereunder, may at any time hereafter (but shall be under no obligation to do so) make such payment or obtain such discharge or obtain and maintain such policies of insurance and pay such premiums, and take such action with respect thereto as Investors deems advisable.  All sums so disbursed by Collateral Agent and/or Investors, including reasonable attorneys’ fees, court costs, expenses, and other charges relating thereto, shall be part of the Company’s Liabilities, secured hereby, and payable on demand.

10.         Sale, Collections, Etc.

10.1    Until an Event of Default (as that term is defined below), Collateral Agent and each Investor authorizes and permits the Company to collect Accounts from Account debtors.  This privilege may be terminated by Collateral Agent at any time upon the occurrence of an Event of Default as set forth in this Agreement, and Collateral Agent thereupon shall be entitled to and have all of the ownership, title, rights, securities and guarantees of the Company in respect of Accounts, and in respect to the property evidenced thereby, including the right of stoppage in transit, and Collateral Agent may notify any Account debtor of the assignment of Accounts and collect the same; thereafter the Company will receive all payments on Account as agent of and for Collateral Agent and will transmit to Collateral Agent, on the day of receipt thereof, all original checks, drafts, acceptances, notes and other evidence of payment received in payment of or on account of Accounts, including all cash monies, similarly received by the Company.  Until such delivery, the Company shall keep all such remittances separate and apart from the Company’s own funds, capable of identification as the property of Collateral Agent, and shall hold the same in trust for Collateral Agent.

10.2    Until an Event of Default and until such time as Collateral Agent has notified the Company of the revocation of such power and authority, the Company may (i) only in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by the Company for such purpose, and (ii) use and consume any raw materials, work in process or materials, the use and consumption of which is necessary in order to carry on the Company’s business.  The Company shall, at its own expense, endeavor to collect, as and when due all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as Collateral Agent may reasonably request or, in the absence of such request, as the Company may deem advisable.  A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt.

11.        Waiver.  The Company waives all defenses and setoffs which could hinder or reduce the obligations of the Company under this Agreement.  In addition, except as expressly prohibited by law, the Company waives any right it has to require Collateral Agent and/or Investors to give notice of the details of any public or private sale of personal property security held from the Company or pursue any remedy available to Collateral Agent and/or Investors.

12.         Information.  The Company shall permit Collateral Agent or its agents upon reasonable request to have access to and to inspect all the Collateral and from time to time verify Accounts and chattel paper, inspect, check, make copies of or extracts from the books, records and files of the Company, and the Company will make same available at any time for such purposes.  In addition, the Company shall promptly supply Collateral Agent and/or Investors with financial and such other information concerning its affairs and assets as Collateral Agent may request from time to time.

13.         Event of Default.

13.1    An “Event of Default” shall exist as and when provided under the Notes.

13.2    Upon the occurrence of an Event of Default, the Notes and all other Liabilities may (notwithstanding any provisions thereof) at the option of the Collateral Agent, and without demand or notice of any kind, be declared, and thereupon immediately shall become due and payable, and the Collateral Agent may exercise from time to time any rights and remedies, including the right to immediate possession of the Collateral, available to the Collateral Agent and/or Investors under the Texas UCC or otherwise applicable Texas law. The Company agrees, in case of an Event of Default, to assemble, at its expense, all the Collateral at a convenient place acceptable to the Collateral Agent and to pay all costs of Collateral Agent and Investors of collection of the Notes and all other Liabilities, and enforcement of rights hereunder, including attorneys’ fees and legal expenses, participation in bankruptcy proceedings, expense of locating the Collateral and expenses of any repairs to any realty or other property to which any of the Collateral may be affixed or be a part.  If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if sent at least seven days before such disposition, postage prepaid, addressed to the undersigned either at the address shown below, or at any other address of the undersigned appearing on the records of the Collateral Agent.  Notwithstanding the foregoing, the Collateral Agent shall not be obligated to declare the Notes and other Liabilities due or, having done so, to take any action authorized hereunder or by law with respect to the Collateral.  If the Collateral Agent fails to take any action pursuant to this Section 13.2 within sixty (60) days of being notified in writing of an Event of Default, any Investor may, at its option, exercise the rights granted to the Collateral Agent under this Section 13.2 or by law (the “Substitute Collateral Agent”). Provided, however, that any amounts realized from the sale of Collateral or otherwise hereunder shall first be distributed to reimburse the costs and expenses, including but not limited to legal expenses and commissions, of the Collateral Agent and the Substitute Collateral Agent in enforcing the rights hereunder and, second, to all Investors pro-rata based upon the amount owed to each Investor pursuant to the Notes or other Obligations held by the Investor.  Except as provided in the immediately preceding sentence with respect to proceeds of sale, the Collateral Agent and any Investor exercising rights pursuant to this Section 13.2 shall not be liable to the Company or other Investors for any action taken or not taken with respect to the Collateral other than willful misconduct.

14.         Collateral Agent.

14.1    Appointment, Duties. Each Investor hereby appoints and authorizes the Collateral Agent to take such action as the Collateral Agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Collateral Agent by the terms hereof and thereof, together with such other powers as are incidental thereto or as the Collateral Agent and the Investors may agree.  The Collateral Agent will have no duties, responsibilities, obligations or liabilities other than those expressly set forth in this agreement and the other Transaction Documents, and no additional duties, responsibilities, obligations or liabilities will be inferred from the provisions of this Agreement or the Transaction Documents or imposed on the Collateral Agent.  As to actions that the Collateral Agent is not expressly required to take pursuant to the provisions of this Agreement or the other Transaction Documents (including enforcement or collection of the Notes), the Collateral Agent will not exercise any discretion or take any action, but will be required to act or to refrain from acting (and will be fully protected in so acting or refraining from acting) solely upon the written instructions of the Required Holders, and such instructions will be binding upon all of the Investors, provided that the Collateral Agent will in no event be required to take any action which exposes the Collateral Agent to personal liability for which it is not indemnified hereunder, or which is contrary to the Transaction Documents or law or with respect to which the Collateral Agent does not receive adequate instructions from the Required Holders.  The Collateral Agent has no duties or relationship of trust or agency with or to the Company or any of its Affiliates.

14.2    Exercise of Rights and Remedies.

(a)      The Collateral Agent shall administer the Collateral in the manner contemplated by this Agreement and the other Transaction Documents, and exercise, but, only upon the written instruction of, and on behalf of, the Required Holders in accordance with this Agreement, such rights and remedies with respect to the Collateral as are granted to it under this Agreement and applicable law.

(b)      Upon the request of the Collateral Agent or any other Investor, each Investor will provide the Collateral Agent and each other Investor notice of the amount of outstanding Liabilities owed by the Company to such Investor under the Transaction Documents.  In addition, each Investor shall provide the Collateral Agent any other information that the Collateral Agent may reasonably request in connection with the Collateral Agent’s duties and responsibilities hereunder.

(c)      The Collateral Agent shall take any and all actions and shall exercise such rights, remedies and options which it may have under this Agreement and the Transaction Documents as and to the extent directed from time to time by the Required Holders, including realization and foreclosure on all or any portion of the Collateral.

(d)      The proceeds of any sale, disposition or other realization or foreclosure by the Collateral Agent upon the Collateral or any portion thereof pursuant to this Agreement shall be governed by this Section 14.2(d).  Any non-cash proceeds resulting from any such sale, disposition or other realization or foreclosure shall, unless otherwise directed by the Required Holders, be held by the Collateral Agent for the benefit of the Investors until later sold or otherwise converted into cash at the written direction of the Required Holders, at which time the Collateral Agent shall apply such cash in accordance with this Section 14.2(d).  The Collateral Agent shall distribute any cash proceeds net of expenses resulting from any sale, disposition or other realization or foreclosure of the Collateral to the Investors, promptly after receipt thereof, on a pro rata basis in accordance with the respective outstanding amounts of the Liabilities owed to each.

(e)      The Investors and the Collateral Agent hereby agree that if, at any time during the term of this Agreement, any Investor or the Collateral Agent receives any payment or distribution of assets of the Company of any kind or character, including monies or cash proceeds resulting from liquidation of the Collateral, other than in accordance with the terms of this Agreement, such Investor or the Collateral Agent shall hold such payment or distribution in trust for the benefit of the Investors and shall immediately remit such payment or distribution to the Collateral Agent for application or distribution, as the case may be, in accordance with the terms of this Agreement.

14.3    Rights of Collateral Agent.

(a)       The Collateral Agent may delegate any of its responsibilities or duties under this Agreement or the Transaction Documents to one or more agents or attorneys and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(b)      None of the Collateral Agent, its agents, its attorneys or any of their respective Affiliates will be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the Transaction Documents, except that each will be liable for its own gross negligence, willful misconduct or a material breach of the Collateral Agent’s obligations under this Agreement.  Without limiting the generality of the foregoing, the Collateral Agent:  (i) may treat the payee of any Note as the holder thereof until the Collateral Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel of its selection, independent public accountants and other experts selected by it and will not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no representation or warranty to any Investor and will not be responsible to any Investor for any statements, representations or warranties made in or in connection with the Transaction Documents; (iv) will not, except to the extent directed and indemnified by the Required Holders, have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Transaction Documents or to inspect the Collateral or the books and records or any other properties of the Company; (v) will not be responsible to any Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document or any other document or instrument furnished pursuant thereto, or for the failure of any Person (other than the Collateral Agent) to perform its obligations under any Transaction Document; and (vi) will incur no liability under or in respect of this Agreement or any other Transaction Document or otherwise by acting upon any notice, consent, waiver, certificate or other writing or instrument (including facsimiles, telexes, telegrams and cables) believed by it to be genuine and signed or sent by the proper Person or Persons.

(c)      The Collateral Agent will not be deemed to have knowledge or notice of any Default or Event of Default unless and until it has received written notice from the Company or an Investor referring to the Notes and this Agreement, describing the Default or Event of Default and stating that such notice is a “notice of default.”

(d)      In the event not otherwise paid by the Company pursuant to Section 15 of this Agreement, each Investor agrees to pay the Collateral Agent, upon demand, its pro-rata share of the Collateral Agent’s documented out-of-pocket expenses, including the fees and expenses of its counsel (and any local counsel) and of any experts and agents in connection with (i) the administration of this Agreement and the other Transaction Documents, (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Agent or the Investors hereunder or under the Transaction Documents or (vi) the failure by the Company to perform or observe any of the provisions hereof or of any of the Transaction Documents.  In the event the Investors have made payments pursuant to this Section 14.3(d), any corresponding amounts subsequently paid by the Company to the Collateral Agent pursuant to Section 15 shall be returned to the Investors on a pro-rata basis.  The agreements in this Section 14.3(d) shall survive the later of (i) payment and satisfaction in full of the Liabilities, (ii) the resignation or removal of the Collateral Agent, and (iii) the termination of this Agreement.

(e)      No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f)      The Collateral Agent shall be provided executed or true and correct copies of each amendment, notice, waiver, consent or certificate made or delivered with respect to this Agreement or any of the other Transaction Documents sufficiently far in advance of the Collateral Agent being required to take action under this Agreement or any other Transaction Document or in respect of any such notice, waiver, consent or other certificate delivered in connection therewith so as to allow the Collateral Agent to take any such action.

14.4    No Reliance. Each Investor acknowledges that neither the Collateral Agent nor any of its Affiliates has made any representations or warranties with respect to the Company or any other matter, and agrees that no review or other action by the Collateral Agent or any of its Affiliates will be deemed to constitute any such representation or warranty.  Each Investor acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Investor, and based on the documentation and information referred to in the Purchase Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents to which it is party.  Each Investor also acknowledges and agrees that it will, independently and without reliance upon the Collateral Agent or any other Investor, and based on such documents and information as it will deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents.  The Collateral Agent will provide to any Investor any information or documents concerning or relating to the Company or any other Person or matter that may come into the Collateral Agent’s possession.

14.5    Indemnification, Bankruptcy.

(a)      Each Investor, by its consent hereto, hereby agrees to indemnify the Collateral Agent, in its capacity as such, its officers, directors, shareholders, controlling persons, employees, agents and servants (each “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, obligations, penalties, actions, causes of action, judgments, suits, costs, expenses or disbursements (including, without limitation, reasonable attorneys’ and consultants’ fees and expenses) (collectively “Damages”) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Indemnified Party (or which may be claimed against any Indemnified Party by any Person) by reason of, in connection with or in any way relating to or arising out of, (i) any Transaction Document, (ii) any action taken or omitted by the Collateral Agent in compliance with the provisions of this Agreement and the Transaction Documents or (iii) any claim based on any misstatement, inaccuracy or omission in any oral or written information provided by the Collateral Agent or any of its representatives in connection with this Agreement, the Collateral, the Notes or the other Transaction Documents, provided that each Investor will not be liable to any Indemnified Party for any portion of such claims, liabilities, obligations, losses, damages, penalties, judgments, costs, expenses or disbursements resulting from such Indemnified Party’s gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction.

(b)      Nothing contained herein shall limit or restrict the independent right of any Investor to initiate an action or actions in any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding in its individual capacity and to appear or be heard on any matter before the bankruptcy or other applicable court in any such proceeding, including, without limitation, with respect to any question concerning post-petition financing arrangements.  The Collateral Agent is not entitled to initiate such actions on behalf of any Investor or to appear and be heard on any matter before the bankruptcy or other applicable court in any such proceeding as the representative of any Investor.  The Collateral Agent is not authorized in any such proceeding to enter into any agreement for, or give any authorization or consent with respect to, the post-petition usage of the Collateral, unless such agreement, authorization or consent has been approved in writing by the Required Holders.  This Agreement shall survive the commencement of any such bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding.

14.6    Resignation and Removal of the Collateral Agent.  The Collateral Agent may resign at any time by giving at least sixty (60) days’ prior written notice thereof to the Investors and the Company and may be removed at any time by the Required Holders, with any such resignation or removal to become effective only upon the appointment of a successor Collateral Agent under this Section14.6.  Upon any such resignation or removal, (i) the Required Holders will have the right to appoint a successor Collateral Agent, and (ii) unless a Default or Event of Default shall have occurred and be continuing, the Company shall have the right to approve such appointed successor Collateral Agent, such approval not to be unreasonably withheld.  If no successor Collateral Agent will have been so appointed by the Required Holders and will have accepted its appointment within forty-five (45) days after the resignation or removal of the retiring Collateral Agent, the retiring Collateral Agent or the Required Holders may, at the expense of the Company, petition a court of competent jurisdiction for the appointment of a successor Collateral Agent.  Upon the acceptance of its appointment as Collateral Agent, the successor Collateral Agent will thereupon succeed to and be vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent will be discharged from its duties and obligations under the Security Documents.  After any retiring Collateral Agent’s resignation or removal, the provisions of this Agreement will inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

15.         Expenses. The Company agrees to pay or promptly reimburse the Collateral Agent and any Investor for all advances, charges, costs and expenses (including, without limitation, all costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and all attorneys’ fees, legal expenses and court costs) incurred by any Investor in connection with the exercise of its respective rights and remedies under this Agreement, including, without limitation, any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of the Company in respect of the Collateral or in connection with (i) the preservation of the liens in favor of, or the rights of the Collateral Agent or any other Investor under this Agreement or (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding.  All amounts for which the Company is liable pursuant to this Section 15 shall be due and payable by the Company to the Collateral Agent or the Investors upon demand.

16.         General.  The Company hereby irrevocably appoints the Collateral Agent (and, as applicable, the Substitute Collateral Agent) as the Company’s attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, from time to time in its discretion to take any action and to execute any instrument that it may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.

Time shall be deemed of the very essence of this Agreement.  Collateral Agent, Substitute Collateral Agent and/or Investors shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in their possession if they take such action for that purpose as the Company requests in writing, but failure of Collateral Agent, Substitute Collateral Agent or Investors to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and failure of Collateral Agent, Substitute Collateral Agent or Investors to preserve or protect any rights with respect to such Collateral against any prior parties or to do any act with respect to the preservation of such Collateral not so requested by the Company shall not be deemed a failure to exercise reasonable care in the custody and preservation of such Collateral.  Any delay on the part of Collateral Agent, Substitute Collateral Agent or Investors in exercising any power, privilege or right hereunder, or under any other instrument executed by the Company to Collateral Agent, Substitute Collateral Agent or Investors in connection herewith shall not operate as a waiver thereof, and no single or partial exercise thereof, or the exercise of any other power, privilege or right shall preclude other or further exercise thereof, or the exercise of any other power, privilege or right.  The waiver by Collateral Agent, Substitute Collateral Agent or Investors of any Event of Default by the Company shall not constitute a waiver of any subsequent Events of Default, but shall be restricted to the Event of Default so waived.  All rights, remedies and powers of Collateral Agent, Substitute Collateral Agent or Investors hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all rights, remedies and powers given hereunder or in or by any other instruments or by the Texas UCC, or any laws now existing or hereafter enacted.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Texas located in Harris County and the United States District Court for the Southern District of Texas for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.  Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.  The rights and privileges of Collateral Agent, Substitute Collateral Agent or Investors hereunder shall inure to the benefit of their successors and assigns and this Agreement shall be binding on all heirs, executors, administrators, assigns and successors of the Company.

Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient if given in accordance with the Purchase Agreement.

This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior written and oral communications or understandings.  This Agreement may be amended or supplemented, and any provision or term hereof may be waived, by a writing signed on behalf of each of (i) the Company, (ii) the Collateral Agent and (iii) the Required Holders.  The Company acknowledges receipt of a true and complete copy of this Agreement.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.  A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

[signature page follows]

The parties have executed this Security Agreement as of the date first written above.

THE COMPANY:

OPEXA THERAPEUTICS, INC.

By:
Name:	Neil K. Warma
Title:	President and Chief Executive Officer

COLLATERAL AGENT AND INVESTOR:

ALKEK & WILLIAMS VENTURES, LTD.,
a Texas limited partnership

By:
Name:
Title:

[signature page to Security Agreement]

THE INVESTORS:

By:
Printed Name:
Title (if applicable):
Entity Name (if applicable):

[signature page to Security Agreement]

SCHEDULE 7

None